LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all persons by these presents, that the undersigned hereby constitutes and appoints each of S. Wade Sheek, Christian Cunningham and Derek Lively, and each of them individually, as the undersigned?s true and lawful attorney-in-fact, each with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1.	execute, acknowledge, deliver and file Forms 3, 4 and 5
(including any amendments thereto)
with respect to the securities of Herc Holdings Inc., a Delaware corporation (the ?Company?), with the United States Securities and Exchange Commission (the ?SEC?), any national securities exchanges and the Company, as considered necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time
(the ?Exchange Act?);

2.	execute, acknowledge, deliver and file a Form ID and any other form required to be filed or submitted in accordance with Regulation S-T promulgated by the SEC (or any successor provision) in order to electronically file the forms identified above;

3.	seek or obtain, as the undersigned?s representative and on the undersigned?s behalf, information on transactions in the Company?s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the attorney-in-fact and approves and ratifies any such release of information; and

4.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned in connection with the foregoing.

The undersigned acknowledges that:

1. this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

2. any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

3. neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned?s responsibility to comply with the requirements of the Exchange Act,
(ii) any liability of the undersigned for any failure to comply with such requirements, or
(iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

4. this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned?s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

       The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done concerning the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virture of this Limited Power of Attorney.

     This Limited Power of Attorney supersedes any and all powers of attorney previously granted with regard to the aforementioned; provided, however, that any action or actions taken prior hereto pursuant to such superseded powers shall not be deemed to be unauthorized by virtue of this document.

     This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any forms pursuant to Section 16 of the Exchange Act with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 31st day of May, 2025.



						/s/ John M. Engquist
						Name: John M. Engquist

2


1